090704

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20160182088-36**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **04/22/2016 1:44 PM**
	Entity Number **E0002432008-5**

Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

Toron, Inc.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

None.

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

Adam Tracy for Barton Hollow, LLC
Name of Custodian

X (signature)
Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Electronically Filed
01/26/2016 10:31:08 AM

CLERK OF THE COURT

ORDR
Jay A. Shafer, Esq.
Nevada Bar No. 9184
PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@premierlegalgroup.com
Attorneys for Petitioner
BARTON HOLLOW, LLC

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of

TORON, INC., a Nevada Corporation,

Case No. A-15-729332-P
Dept. No. VI

ORDER GRANTING APPLICATION FOR APPOINTMENT OF BARTON HOLLOW, LLC AS CUSTODIAN OF TORON, INC.

Petitioner **BARTON HOLLOW, LLC's** Motion and Application for Appointment as Custodian of **TORON, INC**, having been considered by the Court in chambers, the Court having considered the pleadings and papers on file herein, with no opposition being filed, and for good cause appearing therefore:

THE COURT HEREBY FINDS that:

1. **TORON**, INC. has failed file required reports with the Nevada Secretary of State in violation of N.R.S 78.710.

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

2. TORON, INC. has failed to maintain a registered agent within the State of Nevada as required by N.R.S 78.150.
3. TORON, INC. has failed to hold an annual meeting of stockholders for the preceding four (4) years in violation of N.R.S. 78.710
4. Petitioner, Barton Hollow, LLC, a Nevada limited liability company, is a shareholder of **TORON**, INC.
5. Petitioner has given reasonable and required notice as required by the NRS 78.710 et seq.
6. Beginning on October 14, 2015, Petitioner served demand upon TORON, INC. at its last known registered agent and business address demanding the company comply with N.R.S. 78.710, N.R.S. 78.150 and N.R.S 78.710. Petitioner employed all reasonable efforts to contact TORON, INC.
7. Despite Petitioner's demand, no response was received from TORON, INC.
8. Petitioner has demonstrable experience acting as a court-appoint custodian in Nevada and managing the affairs of Nevada corporations.

THEREFORE IT IS HEREBY ORDERED, ADJUDGED AND DECREED that

1. Pursuant to NRS 78.347, Barton Hollow, LLC is hereby appointed custodian of TORON, INC.
2. Barton Hollow, LLC is authorized to take any actions on behalf of TORON, INC., pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of TORON, INC., including, but not limited to, issuing new shares of stock and issuing new classes of stock.
3. Pursuant to NRS 78.347(3)(a), Barton Hollow, LLC shall comply with NRS 78.180 to reinstate TORON, INC.
4. Pursuant to NRS 78.347, Barton Hollow, LLC shall comply with NRS 78.150 to identify and name a registered agent within the State of Nevada for TORON, INC.

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

5. Barton Hollow, LLC shall provide reasonable notice to all stockholders of record of a meeting of stockholders of TORON, INC that will be held within a reasonable time after this Order is entered;

6. Barton Hollow, LLC, as custodian of TORON, INC., shall submit a report to this Court of the actions taken at said stockholders meeting.

7. Barton Hollow, LLC shall report to this Court no less than every three (3) months concerning its custodianship of TORON, INC, while such custodianship remains active.

8. Barton Hollows, LLC, shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of TORON, INC, which the Secretary of State containing the following disclosures and statements:

   a. Disclosures of any previous criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission investigations, violations, or conviction concerning Barton Hollow, LLC, or its affiliates or subsidiaries;

   b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the last known officers or directors of TORON, INC to request that the corporation comply with corporate formalities and to continue its business;

   c. A statement that Barton Hollow, LLC, is, in fact, is pursuing its business and attempted to further the interest of its stockholders;

   d. A statement indicating that Barton Hollow, LLC will reinstate and maintain the corporate charter of TORON, INC.; and

   e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

9. In order to implement and effectuate the requirements of this Order, Barton Hollow, LLC is authorized to identify at reasonable commercial terms and, if necessary, cause TORON, INC. to sell the corporation's debt securities to finance its

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

operations, the repayment of which shall be in shares of the corporation's common stock at par value per share.

IT IS SO ORDERED.

Dated this 26 day of January, 2016

DISTRICT COURT JUDGE

Submitted by:

PREMIER LEGAL GROUP

By: ______________________
JAY A. SHAFER
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421
JShafer@premierlegalgroup.com

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Toron, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: 4/12/16 Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TORON INC

ARTICLE I

The name of the corporation shall be TORON, INC. (the "Corporation").

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The Corporation is organized purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV

The aggregate number of shares that the Corporation will have authority to issue is Eight Hundred Fifty Million (850,000,000) shares will be Common Stock, with a par value of $0.001 per share. Shares of any class of common stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(ii) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(v) determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi) determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii) determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix) determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x) determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi) determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors. The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE VI

The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Nevada then in effect.

ARTICLE VII

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

ARTICLE VIII

The Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE IX

Pursuant to the Order of the District Court of Clark County, Nevada entered January 26, 2016 in the cause known as In the Matter of Toron, Inc., cause no. A-15-729332-P a copy of which is attached as Annex A hereto, (the "Order") and incorporated by reference herein, the Petitioner in said case, Barton Hollow Limited Liability Co., a Nevada limited liability company, was appointed custodian of the Corporation. As required under the Order, and pursuant to NRS 78.347(4), Barton Hollow Limited Liability Co., states as follows:

A. Neither Barton Hollow Limited Liability Co., nor its affiliates or subsidiaries have been found to have violated, or otherwise been convicted of, any criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission, regulation or statute;

B. Barton Hollow Limited Liability Co made various unsuccessful attempts, including October 12, 2015 to contact the last known officers and directors of Toron, Inc., to demand that the corporation comply with corporate formalities and to continue its business;

C. Barton Hollow Limited Liability Co is now actively pursuing the business of Toron, Inc., in an effort to further the interest of its stockholders;

D. Pursuant to the Order, Barton Hollow Limited Liability Co was required to reinstate the corporate charter of Toron, Inc.. and has done so effective as of January 26, 2016

SIGNATURE

The undersigned hereby certifies on behalf of TORON, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation") that:

1. The undersigned is the President and Secretary, respectively, of the Corporation.

2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by a majority vote of the Board of Directors.

3. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Nevada Corporations Code.

I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned officers have signed this Amended and Restated Articles of Incorporation this 26th day of January, 2016

By: Barton Hollow, LLC as Custodian of Toron, Inc.
Name: Adam S. Tracy
Its; Managing Member
Title: President

By: Barton Hollow, LLC as Custodian of Toron, Inc.
Name: Adam S. Tracy
Its; Managing Member
Title: Secretary

Sworn to before me this 26th day of January, 2016

Notary Public

OFFICIAL SEAL
MEGAN M RUETTIGER
Notary Public - State of Illinois
My Commission Expires Oct 30, 2016